                                                                    Exhibit 10.9

              FIRST AMENDMENT OF LAND PURCHASE AGREEMENT

     THIS FIRST AMENDMENT OF LAND PURCHASE  AGREEMENT (this "AMENDMENT") is made and entered  into as of April 30, 2004 (the  "EFFECTIVE  DATE"),  by and between
Catskill  Development,  L.L.C., a New York limited liability company,  having an address at Monticello  Raceway,  P.O. Box 5013,  Route 17B Monticello,  New York
12701 ("SELLER"),  and Cayuga Catskill Gaming Authority,  an  instrumentality of the Cayuga Nation of New York, whose address is Post Office Box 11,  Versailles,
NY 14168  ("PURCHASER").  This  Amendment is entered into with  reference to the following facts:

     A. Seller is the seller and  Purchaser  is the  purchaser  pursuant to that certain  Land  Purchase  Agreement,  dated  April 30,  2003 (the "LAND  PURCHASE
AGREEMENT"),  affecting  certain premises  located at Monticello,  New York (the
"PREMISES"),  Which  Premises  contain  approximately  29  acres,  all  as  more particularly described in the Land-Purchase Agreement.

     B. The Premises are more particularly described in Exhibit A attached.

     D. Seller and Purchaser desire to amend certain of the teens and provisions of the Sale Purchase Agreement,  upon the terms and conditions set forth in this
Amendment.

     NOW,  THEREFORE,  for  Ten  Dollars  ($10)  and  other  good  and  valuable
consideration   the   receipt  and  legal   sufficiency   of  which  are  hereby
acknowledged,  Seller and  Purchaser  agree as follows  (all  capitalized  terms defined in the Land  Purchase  Agreement  shall have the same  meanings  in this
Amendment  except to the  extent  that this  Amendment  sets  forth  some  other definition for a particular term):

1.   Closing Date.

     In Section 9.01 of the Land Purchase  Agreement,  the date "May 1, 2004" is deleted and replaced by the following date: "December 31, 2004."

2.   No Other Changes.

     Except  for the  foregoing  changes  in the  Land Purchase  Agreement,  the parties ratify and confirm the Land Purchase  Agreement,  as previously amended.
Seller and Purchaser acknowledge and agree that the Land Purchase Agreement,  as hereby amended,  is in full force and effect in accordance  with its terms.  Any inconsistency  between this  Amendment  and the Land  Purchase  Agreement (as it existed  before this  Amendment)  shall be resolved in favor of this  Amendment, whether or not this Amendment specifically modifies the particular  provision(s)
in the Land Purchase  Agreement  inconsistent with this Amendment.  Wherever the
Land Purchase  Agreement refers to the Land Purchase  Agreement,  such reference shall be deemed to refer to the Land  Purchase  Agreement  as  modified  by this
Amendment.   Sections   14.10   and  14.11  of  the  Land   Purchase   Agreement
("Nonrecourse")  shall apply to this  Amendment  as if set forth in full in this
Amendment.

3.   Certain Confirmations.

     Each of Seller and Purchaser confirms and acknowledges on its own behalf:

     3.1. Full Force and Effect.  The Land  Purchase  Agreement is in full force and effect and has not been  supplemented,  modified or  otherwise  amended,  or canceled,  terminated,  or surrendered,  except pursuant to this Amendment.  The
Land  Purchase  Agreement  is binding  and  enforceable  as  against  Seller and
Purchaser in accordance with its terms. The Land Purchase  Agreement as modified by this Amendment  represents  the entire  agreement and  understanding  between
Purchaser and Seller with respect to sale/purchase of the Premises.

     3.2. No Defenses.  Neither Seller nor Purchaser has any defenses, claims or counterclaims  with respect to the Land Purchase  Agreement  nor does  Purchaser have any  offsets,  setoffs or other  basis for  reduction  with  respect to any payments required under the terms of the Land Purchase Agreement.

     3.3. No Default.  To each party's best knowledge,  as of the Effective Date neither  Seller nor  Purchaser  is in default in the  performance  of any of its covenants, agreements or conditions contained in the Land Purchase Agreement nor has any event  occurred  that,  with the  passage of time or giving of notice or both,  would  constitute a default  under the Land Purchase  Agreement.  Neither
Seller nor  Purchaser  has given any notice of any uncured  default to the other party.

4.   Miscellaneous.

     4.1.  Representations  and Warranties.  Each party  represents and warrants that it has the legal power and authority to enter into this  Amendment  without consent or  approval by any third  party,  and that this  Amendment  is a valid, legal, and binding  obligation of such party  enforceable in accordance with its terms.

     4.2.  Further  Assurances.  Each party shall take such  further  actions as shall be reasonably  necessary from time to time to implement and effectuate the intentions of the parties expressed in this Amendment.

     4.3.  Amendments.  The Land Purchase  Agreement may not be further amended, discharged or terminated except by a written instrument executed by the parties.

     4.4. Counterparts.  This Amendment may be executed in counterparts, each of which  shall  be an  original,  but  all of  which  shall  constitute  a  single agreement.

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     IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the Effective Date.

CAYUGA CATSKILL GAMING AUTHORITY             CATSKILL DEVELOPMENT, L.L.C.

/s/ Timothy W. Twoguns                       /s/ Morad Tahbaz
--------------------------------             ---------------------------------
By:  Timothy W. Twoguns                      By: Morad Tahbaz
Its: Director                                Its:  President

Attachments:
Exhibit A = Legal Description

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                                   EXHIBIT A

                               LEGAL DESCRIPTION

     All that certain plot, piece or parcel of land situate,  lying and being in the Village of Monticello, Town of Thompson, County of Sullivan and State of New
York  being  more  particularly  described  as Parcel  No. 1 on  "Final  Revised
Subdivision of Plat of Lands of Catskill Development, L.L.C." dated May 25, 1999 and filed in the Office of the Sullivan  County Clerk on February 4, 2002 as Map
No.  8-271,  together  with  and  subject  to  the  easements  shown  thereon.

                                      A-1